Exhibit 10.4


                  INDEMNIFICATION AGREEMENT


This Indemnification Agreement ("Agreement") is effective as of the 22 day of December, 2003 by and between Inrob Ltd., a company incorporated under the laws of the State of Israel, with it principal offices at 2 Prat St. Industrial area, Yavne ("Company"), and Mr. Itshak Hamamy, an Israeli individual, ID 056613870 from 18 Topaz Street, Shoham 73142, Israel ("Indemnitee").

WHEREAS, the Company and Indemnitee recognize the difficulty in obtaining full and adequate liability insurance for directors, officers, employees, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance;

WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance have been severely limited;

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as
Indemnitee, to serve the Company and, in part, in order to induce Indemnitee to continue to provide services to the Company, wishes to provide for the indemnification and advancement of expense to Indemnitee, to exempt Indemnitee from liability to the Company, and agree to procure reasonable insurance coverage, all of the foregoing to the maximum extent permitted by law; and

WHEREAS, in view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified and exempted by the Company, and enjoy appropriate insurance coverage, all as set forth herein.

NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

1.   INDEMNIFICATION.

 1.1. INDEMNIFICATION OF EXPENSES. The Company shall indemnify Indemnitee to the fullest extent permitted by law and subject to the limitations set forth in Section 1.2 below if Indemnitee was or is or becomes a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal (unless convicted of committing an offense which requires proof of criminal thought), administrative, investigative or other (hereinafter a "Claim") by reason of (or arising in part out of) any Indemnifiable Event (as defined below) against any and all expenses (including attorneys' fees and all other costs, expenses and obligations reasonably incurred in connection with investigating, defending, being a witness or in participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of such Claim and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (collectively, hereinafter "Expenses"), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, provided that in respect of any specific Indemnifiable Event, the Expenses for which Indemnitee may be indemnified hereunder will not exceed, individually or in the aggregate, the Limit Amount (as defined below) applicable to such Indemnifiable Event. Such payments of Expenses shall be made by the Company as soon as practicable but in any event no later than five (5) days after written demand by Indemnitee therefore is presented to the Company.

1.2. INDEMNIFIABLE EVENT; LIMIT AMOUNTS. For the purpose of this Section, an Indemnifiable Event shall mean any event or occurrence falling all or in part within any one or more of the categories set forth in Exhibit "A" to this Agreement and related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company (regardless of whether it was a subsidiary of the Company at the time of the event giving rise to Claim), or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity. The Limit Amount with respect to each such category of events described in Exhibit A is specified following its description. Each such Limit Amount shall be subject to continuing review and consideration by the Company, and may be increased, but never decreased, if the Board of Directors, with the prior approval of the Audit Committee of the Company, determines that such Limit Amount is less then the Expenses which can be expected to be incurred by Indemnitee in connection with the corresponding Identifiable Event. The Indemnification provided herein shall not be subject to the foregoing limits, if and to the extent such limits are no longer required by Israeli law.

1.3. REVIEWING PARTY. Notwithstanding the foregoing: (i) the obligations of the Company under Section 1.1 shall be subject to the condition that the Reviewing Party (as described in Section 9.3 hereof) shall not have determined (in a written opinion) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an advance payment of Expenses to Indemnitee pursuant to Section 2.1 (an "Expense Advance") shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee should not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto as to which all rights of appeal there from have been exhausted or lapsed. Indemnitee's obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon. The Reviewing Party shall be selected by the Board of Directors. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual basis therefore, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

1.4. MANDATORY PAYMENT OF EXPENSES. Notwithstanding any other provision of this Agreement other than Section 8 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit, proceeding, inquiry or investigation referred to in Section 1.1 hereof or in the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

 2.   EXPENSES; INDEMNIFICATION PROCEDURE.

     2.1. ADVANCEMENT OF EXPENSES. The Company shall advance all expenses incurred by Indemnitee. The advances to be made hereunder shall be paid by the Company to Indemnitee as soon as practicable, but in any event no later than five (5) days after written demand by Indemnitee therefore to the Company.

2.2. NOTICE; COOPERATION BY INDEMNITEE.      Indemnitee
shall, as a condition precedent to Indemnitee's right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which Indemnification will or could be sought under this Agreement, provided, however, that any failure to provide such notice shall not affect Indemnitee's rights to indemnification hereunder unless and to the extent such failure to provide notice materially and adversely prejudices the Company's right to defend against such action. Notice to the Company shall be directed to the General Manager of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee), or if the Indemnitee is then the General Manager of the Company, such notice shall be directed to the Chairman of the Company's Board of Directors, at the same address. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

2.3. NO PRESUMPTIONS; BURDEN OF PROOF. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of guilty, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense against Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

2.4. NOTICE TO INSURERS. If, at the time of the receipt by the Company of a notice of a claim pursuant to Section 2.2 hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

2.5. SELECTION OF COUNSEL. In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, and the Company shall have confirmed to Indemnitee in writing that the maximum amount of Expenses that Indemnitee may incur in connection with the Claim in question will not exceed the Limit Amount in respect of such Claim, the Company shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such written confirmation and such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Claim; provided, that: (i) Indemnitee shall have the right to employ Indemnitee's counsel in any such Claim at Indemnitee's expense, and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that a potential conflict of interest between the Company and Indemnitee may arise in the conduct of any such defense, or
(C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee counsel shall be at the expense of the Company. The Company shall have the right to conduct such defense as it sees fit in its sole discretion, including the right to settle any claim against Indemnitee without the consent of the Indemnitee provided, the amount of such settlement does not exceed the Limit Amount and any such settlement includes (i) a complete release discharge of indemnitee, and (ii) does not contain any admittance of wrong doing by Indemnitee, and
(iii) is monetary only.

3.   ADDITIONAL INDEMNIFICATION RIGHTS; ON EXCLUSIVITY.

     3.1. SCOPE. In the event of any change after the date of this agreement of any applicable law, statute or rule which expands the right of a corporation of the Company's state of incorporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a corporation of the Company's country or state of incorporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder except as set forth in Section 8.1 hereof.

3.2. NONEXCLUSIVITY. The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company's Memorandum and Articles of Association, as may from time to time be amended or replaced, any agreement, any vote of shareholders or disinterested directors, the laws of the Company's state of incorporation, or otherwise. The indemnification provided under this Agreement shall continue as to Indemnitee for any action Indemnitee took or did not take while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.

4. NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Articles or Memorandum of
   Association  or  otherwise)  of  the  amounts   otherwise
   indemnifiable hereunder, except for the difference, if any, between the amounts received by the Indemnitee as aforesaid and the total Expenses incurred by Indemnitee in connection with such Claim. For the removal of any doubt, any amount received from D&O Insurance (as defined below) shall not count against any Limit Amount hereunder.

5. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for the entire total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

6. LIABILITY INSURANCE. As long as the Indemnitee continues to serve as a director, officer, employee, agent or fiduciary of the Company and thereafter as long as the Indemnitee may be subject to any possible proceedings, the Company shall procure directors' and officers' liability insurance to the fullest extent permitted by law ("D&O Insurance"), in such amount (per claim and per period) as the Company shall deem appropriate; provided, that, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is so limited by exclusions that it provides an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company; provided, however, that the Company shall not terminate any existing insurance coverage without notifying the Indemnitee of its intention to do so at least ninety (90) days prior to the effective date of such termination (for this purpose the non-renewal of such coverage shall be deemed as termination thereof and the effective date of such termination shall then be the expiration date of the existing coverage).

7.   EXEMPTION.     To the maximum extent permitted by law,
the Company hereby exempts and releases Indemnitee from any and all liability to the Company related to any breach by Indemnitee of his or her duty of care to the Company.

8.   EXCEPTIONS.    Any other provision herein to the
contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

     8.1. EXCLUDED ACTS AND OMISSIONS. To indemnify, insure or exempt Indemnitee from or against any liability arising out of (i) Indemnitee's breach of fiduciary duty to the Company, unless Indemnitee has acted or omitted to act in good faith and had reasonable ground to believe such action will not harm the Company's interests, (ii) intentional or reckless breach by Indemnitee of his or her duty of care to the Company, or (iii) an action taken with the intention to unduly profit there from and (iv) any fine or penalty payment to propitiate an offense.

8.2. CLAIMS INITIATED BY INDEMNITEE. To indemnify or advance expenses to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, except: (i) with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company's Memorandum or Articles of Association now or hereafter in effect relating to Claims for Indemnifiable Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such suit, or (iii) as otherwise required under any applicable law regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recover, as the case may be.

9.   CONSTRUCTION OF CERTAIN PHRASES.

     9.1. For purposes of this Agreement, references to the "Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.
9.2. For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; and references to "serving at the request of the Company" shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

9.3. For purposes of this Agreement, a "Reviewing Party" shall mean any appropriate person or body consisting of a member or members of the Company's Board of Directors or any other person or body appointed by the Board of Directors who is not party to the particular Claim for which Indemnitee is seeking indemnification.

10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

11. BINDING EFFECT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representative. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect with respect to Claims relating to Indemnifiable Events regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary of the Company or any other enterprise at the Company's request.

12. ATTORNEY'S FEES. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be paid all reasonable expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless as a part of such action, a court of competent jurisdiction over such action determines that each of the materials assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee's counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, the court having jurisdiction over such action determines that each of Indemnitee's material defenses to such action were made in bad faith or were frivolous.

13. NOTICE. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given and shall in any event be deemed to be given: (a) five (5) business days after deposit with the applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand,
(c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if delivered by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at the Indemnitee's address as set forth beneath Indemnitee's signature to this Agreement and if to the Company at the address of its principal corporate offices or at such other address as such party may designate by ten days' advance written notice to the other party hereto.

14. CONSENT TO JURISDICTION. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Israel for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the competent Courts of the Tel-Aviv District, which shall be the exclusive and only proper forum for adjudicating such a claim.

15. SEVERABILITY. The provisions of this Agreement shall be severable in the event that any of the provision hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable, to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

16. CHOICE OF LAW. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Israel, as applied to contracts between Israeli residents, entered into and to be performed entirely within the State of Israel, without regard to the conflict of laws principles thereof or of any other jurisdiction.

17. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

18. AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

19. INTEGRATION AND ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

20. NO CONSTRUCTION AS EMPLOYMENT AGREEMENT. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ or otherwise in the service of the Company or any of its subsidiaries.


  IN WITNESS WHEREOF, the parties hereto have executed this
    Indemnification Agreement as of the date first above
                          written.





    By:  /s/ Ben-Tsur Joseph               /s/ Itshak Hamamy
    ------------------------              ------------------
    Company                               Indemnitee





Exhibit A

INDEMNIFIABLE EVENTS AND LIMIT AMOUNTS

1.   Indemnifiable Event                            Limitation
                                                   Amount

                                              (In US$ Million)

1.    Any claim or demand made by customers,         5
suppliers,   contractors  or   other   third
parties  transacting any  form  of  business
with   the  Company,  its  subsidiaries   or
affiliates, in the ordinary course of  their
respective  businesses,  relating   to   the
negotiations   or   performance   of    such
transactions, representations or inducements provided in connection thereto or otherwise;

2.    Any claim or demand made in connection         5
with any transaction not in the ordinary course of business of either the Company, its subsidiaries or affiliates or the party making such claim, including the sale, lease or purchase of any assets or business;

3.    Any claim or demand made by employees,         5
consultants, agents or other individuals or entities employed by or providing services to the Company relating to compensation owed to them or damages or liabilities suffered by them in connection with such employment or service;

4. Any claim or demand made under any The higher of securities laws or by reference thereto, or (I) $100; and related to the failure to disclose any (ii) 50 percent information  in  the  manner  or  time  such  (50%) of
information  is  required  to  be  disclosed  outstanding
pursuant   to  such  laws,  or  related   to  shares
inadequate   or   improper   disclosure   of  multiplied in
information to shareholders, or prospective the last shareholders, or related to the purchasing, reported share holding or disposition of securities of the price at its Company or any other investment activity principle
involving or affected by such securities;     exchange prior
                                              to the
                                              occurrence
                                              giving rise to
                                              the
                                              indemnifiable
                                              event.

5.    Any claim or demand made for actual or         5
alleged  infringement,  misappropriation  or
misuse  of  any  third party's  intellectual
property   rights   by  the   Company,   its
subsidiaries or affiliates;

6.   Any claim or demand made by any lenders         5
or other creditors or for moneys borrowed by, or other indebtedness of, the Company, its subsidiaries or affiliates;

7.    Any claim or demand made by any  third         5
party  suffering  any  personal  injury   or
damage to business or personal property through any act or omission attributed to the Company, its subsidiaries or affiliates, or their respective employees, agents or other persons acting or allegedly acting on their behalf;

8.    Any  claim or demand made directly  or         5
indirectly  in connection with  complete  or
partial  failure,  by  the  Company  or  any
subsidiary  or affiliate thereof,  or  their
respective    directors,    officers     and
employees,  to pay, report, keep  applicable
records   or  otherwise,  of  any   foreign,
federal, state, county, local, municipal  or
city  taxes or other compulsory payments  of
any  nature  whatsoever, including,  without
limitation,  income, sales,  use,  transfer,
excise,     value    added,    registration,
severance,   stamp,   occupation,   customs,
duties,  real  property, personal  property,
capital      stock,     social     security,
unemployment,   disability,    payroll    or
employee withholding or other withholding, including any interest, penalty or addition thereto, whether disputed or not.

9.   Any claim or demand made by purchasers,         5
holders, lessors or other users of products or assets of the Company, or individuals treated with such products, for damages or losses related to such use or treatment;

10.    Any  administrative,  regulatory   or         5
judicial  actions, orders,  decrees,  suits,
demands, demand letters, directives, claims,
liens,   investigations,   proceedings    or
notices of noncompliance or violation by any
governmental entity or other person alleging
potential    responsibility   or   liability
(including   potential   responsibility   or
liability    for   costs   of   enforcement,
investigation,     cleanup,     governmental
response,   removal  or   remediation,   for
natural  resources damages, property damage,
personal  injuries  or  penalties   or   for
contribution,     indemnification,      cost
recovery, compensation or injunctive relief)
arising out of, based on or related  to  (x)
the  presence of, release, spill,  emission,
leaking,    dumping,    pouring,    deposit,
disposal,  discharge, leaching or  migration
into  the environment (each a "Release")  or
threatened Release of, or exposure  to,  any
hazardous,  toxic, explosive or  radioactive
substances,   wastes  or  other  pollutants,
infectious or medical wastes and  all  other
substances or wastes of any nature regulated
pursuant  to any environmental law,  at  any
location,  whether or not  owned,  operated,
leased  or managed by the Company or any  of
its   subsidiaries,  or  (y)   circumstances
forming the basis of any violation of any environmental law or environmental permit, license, registration or other authorization required under applicable environmental law.

11.    Any  administrative,  regulatory   or         5
judicial  actions, orders,  decrees,  suits,
demands, demand letters, directives, claims,
liens,   investigations,   proceedings    or
notices of noncompliance or violation by any
governmental entity or other person alleging
the failure to comply with any statute, law,
ordinance, rule, regulation, order or decree
of any governmental entity applicable to the
Company or any of its subsidiaries,  or  any
of    their    respective   businesses    or
operations.

12.  Any claim or demand, not covered by any         5
of the categories of events described above,
which,  pursuant  to any applicable  law,  a
director  or officer of the Company  may  be
held  liable  to  any government  or  agency
thereof,   or  any  person  or  entity,   in
connection  with  actions  taken   by   such
director or officer in such capacity.